Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO  44114.1190

TELEPHONE: +1.216.586.3939  •  JONESDAY.COM

June 15, 2022

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, Ohio 44131

Re:	Registration Statement on Form S-3 Filed by GrafTech International Ltd.

Ladies and Gentlemen:

We have acted as counsel for GrafTech International Ltd., a Delaware corporation (the “Company”), in connection with: (a) the authorization of the possible issuance and sale from time to time, on a continuous or delayed basis, by the Company of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock; (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock; (iv) depositary shares representing fractional interests in shares of Preferred Stock or Common Stock (the “Depositary Shares”); (v) warrants to purchase shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities or any combination thereof (the “Warrants”); (vi) purchase contracts (the “Purchase Contracts”) to purchase securities at a future date or dates; and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants and the Purchase Contracts, the “Securities”); and (b) the registration for resale from time to time, on a continuous or delayed basis, of shares of Common Stock (the “Shares”) by the selling stockholder identified in the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”), in each case as contemplated by the Registration Statement.

The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

GrafTech International Ltd.

June 15, 2022

1.

The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.

The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.

The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.

The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

5.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.

The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7.

The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

8.	The Shares have been validly issued and are fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange

GrafTech International Ltd.

June 15, 2022

Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below), Purchase Contract or Unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of the Preferred Stock being issued and delivered after either (i) the filing with the Secretary of State of the State of Delaware of a certificate of designation to the Certificate of Incorporation or (ii) the adoption by the Company’s Board of Directors of a resolution or resolutions, in each case in a form approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) an indenture with respect to such Debt Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares (the

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June 15, 2022

“Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depositary (the “Depositary”); and (ii) issued after the Company deposits with the Depositary shares of the Common Stock or Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent; and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit agreement, if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

GrafTech International Ltd.

June 15, 2022

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day